Exhibit 5.1

September 21, 2018 Newmont Mining Corporation
Newmont USA Limited
6363 South Fiddler’s Green Circle
Greenwood Village, Colorado 80111

Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to Newmont Mining Corporation, a Delaware corporation (the “Company”) and Newmont USA Limited, a Delaware corporation (the “Guarantor”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3ASR (the “Registration Statement”) on the date hereof, including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”) relating to the registration for issuance and sale by the Company of: (i) shares of common stock of the Company, par value $1.60 per share (the “Common Shares”), (ii) shares of preferred stock of the Company, par value $5.00 per share, which may be convertible into or exchangeable for Common Shares or other securities of the Company (the “Preferred Shares”), (iii) depositary shares representing fractional or multiple interests in the Preferred Shares (the “Depositary Shares”), (iv) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured obligations of the Company, which may be convertible into Common Shares or other securities of the Company (the “Debt Securities”), (v) guarantees of the debt securities by the Guarantor (the “Guarantees”), (vi) warrants of the Company (the “Warrants”), and (vii) units of the Company consisting of one or more of the securities described in clauses (i) through (vi) above (the “Units”), in each case as contemplated in the Company’s Registration Statement to which this opinion is filed as an exhibit (as the same may be amended from time to time). The Common Shares, the Preferred Shares, the Depositary Shares, the Debt Securities, the Warrants and the Units are referred to herein collectively as the “Securities.” The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

In connection with the opinions expressed herein, we have examined originals or copies (certified or otherwise identified to our satisfaction) of corporate records, agreements, documents and other instruments, matters of law, proceedings and such certificates or comparable documents of public officials and of officers and representatives of the Company including: (i) the Company’s Certificate of Incorporation, restated as of October 28, 2009, filed as Exhibit 3.1 to the Company’s

Newmont Mining Corporation

Newmont USA Limited

September 21, 2018

Form 10-Q for the period ended September 30, 2009 filed with the Commission on October 29, 2009 (the “Certificate of Incorporation”); (ii) the Company’s By-Laws, as amended and restated effective February 12, 2016, filed as Exhibit 3.2 to the Company’s Form 10-K for the year ended December 31, 2015, filed with the Commission on February 17, 2016; (iii) the resolutions adopted by the Company’s board of directors (the “Company’s Board”) on July 24, 2018; (iv) the written consent adopted by the Guarantor’s board of directors (together with the Company’s Board, the “Boards”) on September 20, 2018; (v) the Registration Statement; (vi) the Base Prospectus and (vii) the indenture dated as of September 18, 2009 (the “Base Indenture”) among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), filed as Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on September 18, 2009, and have made such inquiries of such officers and representatives as we have deemed relevant or necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the truthfulness, completeness and correctness of all factual representations and statements contained therein. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of public officials and officers and representatives of the Company and documents furnished to us by the Company and representations by the Company without independent investigation or verification of any kind of their accuracy.

In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto, will have become effective and will comply with all applicable laws (and will remain effective and in compliance at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Boards (or an authorized committee thereof), the Certificate of Incorporation, and applicable law; (iv) the Company will issue and deliver the Securities, and the Guarantor will issue the Guarantees, in the manner contemplated by the Registration Statement including the applicable Prospectus and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities, and the resolutions authorizing the Guarantor to issue the Guarantees, will have been adopted by the Boards (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding upon the Company and the Guarantor; and (vii) any Indenture, Warrant Agreement, Deposit Agreement and Unit Agreement (as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company and the Guarantor.

Newmont Mining Corporation

Newmont USA Limited

September 21, 2018

With respect to any Securities consisting of Common Shares, we have further assumed that the Common Shares will be authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by the Company in accordance with applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of any series of Preferred Shares, we have further assumed that: (i) the certificate of designations, approved by appropriate corporate action, relating to the Preferred Shares establishing the designations, preferences and rights of the class or series of Preferred Shares (the “Certificate of Designations”), will have been authorized, executed and filed with the Secretary of State of the State of Delaware, (ii) the Preferred Shares will be authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by the Company in accordance with the provisions of the Certificate of Designations and applicable laws and sold as contemplated in the Registration Statement, (iii) if the Preferred Shares are convertible into, or exchangeable for, Common Shares or other securities of the Company, (x) such Common Shares or other securities of the Company will be authorized by appropriate corporate action, (y) the Preferred Shares will be presented for conversion or exchange in accordance with the terms thereof and (z) such Common Shares or other securities of the Company will be executed, countersigned by the transfer agent or registrar therefor and delivered by the Company upon such conversion or exchange, in accordance with the terms of such Preferred Shares.

With respect to any Securities consisting of Depositary Shares, we have further assumed that: (i) the deposit agreement, approved by appropriate corporate action, relating to the Depositary Shares (the “Deposit Agreement”) to be entered into between the Company and an entity selected by the Company to act as depositary (the “Depositary”) will have been authorized, executed and delivered by the Company and the Depositary, (ii) the Company will deposit with the Depositary, Preferred Shares to be represented by the Depositary Shares that are authorized, validly issued and delivered as contemplated by the Registration Statement including the applicable Prospectus and the Deposit Agreement and (iii) the Depositary Shares will be authorized, executed, issued, fully-paid and delivered by the Company and the Depositary in accordance with the provisions of the Deposit Agreement and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) that the Base Indenture has been authorized, executed and delivered by the Company, the Guarantor and the Trustee, (ii) the Debt Securities will be issued pursuant to the Indenture, (iii) all terms of the Debt Securities not provided for in the Base Indenture will have been established in accordance with the provisions thereof and reflected in appropriate documentation, including among other things a supplemental indenture, as applicable, approved by appropriate corporate action and, if applicable, executed and delivered by the Company, the Guarantor, if applicable, and the Trustee (the Base Indenture, as supplemented, the “Indenture”), (iv) the Debt Securities will be authorized, executed, issued and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and applicable laws and sold as contemplated in the Registration Statement and (v) if the Debt Securities are convertible into Common Shares or other securities of the Company, (x) such Common Shares or other securities of the Company will be authorized by appropriate corporate action, (y) the Debt Securities will be presented for conversion in accordance with the terms thereof and (z) such Common Shares or other securities of the Company will be executed, countersigned by the transfer agent or

Newmont Mining Corporation

Newmont USA Limited

September 21, 2018

registrar therefor and delivered by the Company upon such conversion, in accordance with the terms of such Debt Securities.

With respect to any Securities consisting of Guarantees, we have further assumed that the issuance of the Guarantee will be authorized, executed, issued and delivered by the Guarantor in accordance with the provisions of the Indenture and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of any series of Warrants, we have further assumed that: (i) the warrant agreement, approved by appropriate corporate action, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed, authenticated, issued and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Units, we have further assumed that (i) the unit agreement, approved by appropriate corporate action, relating to the Units (the “Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the unit agent (the “Unit Agent”) will have been authorized, executed and delivered by the Company and the Unit Agent and (ii) the Units and each component of the Units will be authorized, executed, authenticated, countersigned, issued, fully paid and non-assessable (to the extent applicable) and delivered by the Company and the Unit Agent in accordance with the provisions of the Unit Agreement and applicable laws and sold as contemplated in the Registration Statement and each component of the Units will constitute a valid and binding obligation of the Company, the Guarantor or any third party (to the extent applicable) as contemplated by the Registration Statement including the applicable Prospectus and the Unit Agreement.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.              The Common Shares, upon receipt by the Company of such lawful consideration therefor as the Company’s Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of common stock of the Company.

2.              The Preferred Shares, upon receipt by the Company of such lawful consideration therefor as the Company’s Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of preferred stock of the Company and if the Preferred Shares are convertible into, or exchangeable for, Common Shares or other securities of the Company, the Common Shares or other securities of the Company issuable upon conversion or exchange of the Preferred Shares will be validly issued, fully paid and non-assessable shares of common stock or other securities of the Company.

Newmont Mining Corporation

Newmont USA Limited

September 21, 2018

3.              The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Company’s Board (or an authorized committee thereof) may determine, will be validly issued and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

4.              The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity) and if the Debt Securities are convertible into Common Shares or other securities of the Company, the Common Shares or other securities of the Company issuable upon conversion of the Debt Securities will be validly issued, fully paid and non-assessable shares of common stock or other securities of the Company.

5.              The Guarantees, upon receipt by the Company and the Guarantor of such lawful consideration therefor as the Boards (to the extent applicable) (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Guarantor under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

6.              The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

7.              The Units, upon receipt by the Company and the Guarantor (to the extent applicable) of such lawful consideration thereof as the Boards (to the extent applicable) (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company and the Guarantor (to the extent applicable) under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Newmont Mining Corporation

Newmont USA Limited

September 21, 2018

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Validity of the Securities” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

The opinions set forth in this letter are effective as of the date hereof only. We assume no responsibility to update this opinion letter for, or to advise you of, any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances, regardless of whether or not they affect the opinions expressed herein. This opinion letter shall be understood and interpreted in accordance with the customary practice of lawyers in New York who regularly give, and lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinions in transactions of the type contemplated by this opinion.

We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Sincerely,

/s/ White & Case LLP

WHITE & CASE LLP

LMS: DMJ: EG: RMN